EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87691) pertaining to the 1993 Incentive Stock Option Plan, the 1996 Stock Option Plan and the 1999 Stock Option Plan of Technology Flavors & Fragrances, Inc. and in the Registration Statement (Form S-3 No. 333-48218) and related Prospectus of our report dated March 19, 2002, with respect to the consolidated financial statements of Technology Flavors & Fragrances, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

                                                                                                                                                                /s/ Ernst & Young LLP

Melville, New York

March 26, 2002